UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2011

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 550

Framingham, Massachusetts 01701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 663-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2011, The Princeton Review, Inc. (the “Company”) entered into an amendment to the letter agreement with John M. Connolly to extend his employment as Interim President and Chief Executive Officer for an additional four months (the “Extension Period”). Pursuant to the amendment, during the Extension Period the Company will pay Mr. Connolly a monthly salary of $100,000 and the Company will grant Mr. Connolly a separate award of approximately 240,385 Restricted Stock Units at the beginning of each month of the Extension Period, under and subject to the terms and conditions of the Company’s 2000 Stock Incentive Plan (each, an “RSU Award”). Each RSU Award will vest in full on the one-month anniversary of such grant.

Pursuant to Mr. Connolly’s arrangement with Bain Capital Ventures, Mr. Connolly will be transferring his salary and the value of his RSU Award to Bain Capital Ventures. Jeffrey R. Crisan and Michael A. Krupka are directors of the Company and General Partners of Bain Capital Ventures.

On July 6, 2011, the Compensation Committee and the Board of Directors approved a 2011 Executive Bonus Plan (the “Bonus Plan”) that sets forth the guidelines for determining the annual incentive opportunities under each of the employment agreements of the following officers: Christian G. Kasper, H. Scott Kirkpatrick and Thomas G. O’Keefe. The three components that comprise the Bonus Plan are:

•

Adjusted EBITDA (up to 50%). 25% of each officer’s annual bonus will be tied to Adjusted EBITDA for the second half of 2011. The Company’s Board of Directors (the “Board”) may increase this percentage up to 50% based on a variety of factors. For Mr. Kasper, 100% of this metric will be based on the Adjusted EBITDA for the Company; for Messrs. Kirkpatrick and O’Keefe, 70% of this metric will be based on the Adjusted EBITDA for their respective divisions, and 30% will be based on the Adjusted EBITDA for the Company.

•

Performance Objectives (35%). 35% of each officer’s annual bonus will be tied to the Board’s assessment of the officer’s achievement of specific performance objectives agreed to in advance by the officer and our Chief Executive Officer.

•

Capital Efficiency (15%). 15% of each officer’s annual bonus will be tied to the Board’s assessment of the Company’s performance related to capital efficiency, taking into account the 2011 capital budget, the timeliness and efficiency of product launches, the management of maintenance capital, the sources of any cost overruns/underruns and any changes in corporate strategy impacting capital spend.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Letter Agreement by and between the Company and John M. Connolly dated July 12, 2011

10.2	2011 Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.
Dated: July 12, 2011

/s/ Christian G. Kasper
	Name:	Christian G. Kasper
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Letter Agreement by and between the Company and John M. Connolly dated July 12, 2011

10.2	2011 Executive Bonus Plan